Exhibit 99.B

WEISS STRATEGIC INTERVAL FUND

BYLAWS

Dated as of August 31, 2017

WEISS STRATEGIC INTERVAL FUND

BYLAWS

These Bylaws are made and adopted pursuant to Section 3.8 of the Agreement and Declaration of Trust of Weiss Strategic Interval Fund, dated as of August 31, 2017, as from time to time amended (the “Declaration”). All words and terms capitalized in these Bylaws shall have the meaning or meanings set forth for such words or terms in the Declaration.

ARTICLE I

SHAREHOLDER MEETINGS

1.1.       Chairman. The Chairman of the Board of Trustees, if any, shall act as chairman at all meetings of the Shareholders; in the Chairman’s absence, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

1.2.       Proxies; Voting. Shareholders may vote either in person or by duly executed proxy and each full Share represented at the meeting shall have one vote and each fractional Share shall be entitled to a vote of such fraction, all as provided in Article X of the Declaration.

1.3.       Notice of Meeting and Fixing Record Dates. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be sent or otherwise given to each Shareholder of record entitled to vote thereat at its registered address, not less than ten (10) nor more than ninety (90) days before the date of the meeting. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time, without closing the transfer books, fix a record date in the manner provided in Section 10.3 of the Declaration. If the Trustees do not prior to any meeting of Shareholders so fix a record date or close the transfer books, then the date of mailing of notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date. Notice of any meeting of Shareholders shall be deemed waived by any Shareholder who attends the meeting in person or by proxy or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting. If any written notice mailed and addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust and marked undeliverable by the delivery service indicating that the service is unable to deliver the notice to the Shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the Shareholder on written demand of the Shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

1.4.       Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the person acting as chairman at any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting and the voting power of each Share, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the person acting as chairman of the meeting, or of any Shareholder or Shareholder proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

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1.5.       Records at Shareholder Meetings. At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Shareholders, the minutes of the last previous meeting of Shareholders of the Trust and a list of the Shareholders of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name and the address of each Shareholder in alphabetical order and the number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to stockholders of a Delaware business corporation.

1.6.       Adjournment. The chairman of the meeting, an officer of the Trust or the holders of a majority of the Shares present in person or by proxy shall have the power to adjourn the meeting from time to time if the vote required to approve or reject any proposal described in the original notice of such meeting is not obtained or if a quorum is not present, without notice other than announcement at the meeting, to a date not more than 120 days after the original record date (with proxies being voted for or against adjournment consistent with the votes for and against the proposal for which the required vote has not been obtained). At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

ARTICLE II
TRUSTEES

2.1.       Annual and Regular Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any three Trustees. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly. Except as may be required by applicable law, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.

2.2.       Chairman; Records. The Chairman, if any, shall act as chairman at all meetings of the Trustees; in the absence of a Chairman, the Trustees present shall elect one Trustee to act as chairman of the meeting. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the Secretary or such other person as the Board or Secretary may from time to time designate.

ARTICLE III
OFFICERS

3.1.       Officers of the Trust. The officers of the Trust shall consist of a President, a Secretary and a Treasurer and may also include such other officers or assistant officers as may be elected or authorized by the Trustees. Any two or more of the offices may be held by the same person, except that the same person may not be both President and Secretary. No officer of the Trust need be a Trustee.

3.2.       Election and Tenure. At the initial organization meeting, the Trustees shall elect the President, Secretary, Treasurer and Chief Compliance Officer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

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3.3.       Removal and Resignation of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President or Secretary, or at a later date according to the terms of such notice in writing.

3.4.       Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer’s duties in such amount and with such sureties as the Trustees may determine.

3.5.       President and Vice Presidents. The President shall be a principal executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. Subject to direction of the Trustees, the President shall have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, each Vice President shall have the power in the name and on behalf of the Trust to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

3.6.       Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Trustees and any committee of the Trustees. The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

3.7.       Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall be responsible for the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise, under the supervision of the Trustees, the President, all powers and duties normally incident to the office in a Delaware business corporation. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer shall deposit all funds of the Trust in such depositories as the Trustees shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President. The Treasurer shall keep accurate account of the books of the Trust’s transactions which shall be the property of the Trust, and which together with all other property of the Trust in the Treasurer’s possession, shall be subject at all times to the inspection and control of the Trustees. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any class of securities of the Trust on behalf of such class.

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3.8.       Chief Compliance Officer. The Trustees shall designate a Chief Compliance Officer to the extent required by, and consistent with the requirements of, the 1940 Act. The Chief Compliance Officer, subject to the direction of and reporting to the Board, shall be responsible for the oversight of the Trust’s compliance with the Federal securities laws and other applicable regulatory requirements. The designation, compensation and removal of the Chief Compliance Officer must be approved by the Trustees, including a majority of the Trustees who are not Interested Persons of the Trust. The Chief Compliance Officer shall perform such executive, supervisory and management functions and duties as the Trustees may assign to him or her from time to time.

3.9.       Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the President.

ARTICLE IV

MISCELLANEOUS

4.1.       Depositories. In accordance with Section 8.1 of the Declaration, the funds of the Trust shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.

4.2.       Signatures. All contracts and other instruments shall be executed on behalf of the Trust by its properly authorized officers, agent or agents, as provided in the Declaration or these Bylaws or as the Trustees may provide from time to time by resolution.

4.3.       Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

4.4.       Contracts and Instruments; How Executed. The Board of Trustees, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Trustees or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount. Notwithstanding the foregoing, the President and any Vice President may enter into any agreement or execute and deliver any instrument in the name of the Trust on behalf of any Series without specific or general authorization by the Board if such agreement or written instrument is in the ordinary course of the Fund's business and is routine or non-material.

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4.5       Provisions in Conflict with Law or the Agreement and Declaration of Trust. The provisions of these Bylaws are severable, and if the Trustees should determine, with the advice of counsel, that any of such provisions is in conflict with the Agreement and Declaration of Trust, the 1940 Act, the applicable provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination. If any provision of these Bylaws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any matter affect such provisions in any other jurisdiction or any other provision of these Bylaws in any jurisdiction.

4. 6.      Interpretation. A copy of these Bylaws and any amendments thereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments have been made, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of these Bylaws or of any such amendment. In these Bylaws or in any amendment, references to these Bylaws, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to these Bylaws as amended. All expressions like "his", "he" and "him", shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and in case of any conflict, the text of these Bylaws, rather than the headings, shall control.

4.7.       Determination of Board of Trustees. Any determination involving interpretation or application of these Bylaws made in good faith by the Board of Trustees shall be final, binding and conclusive on all parties in interest.

ARTICLE V

SHARE TRANSFERS

5.1.       Transfer Agents, Registrars and the Like. As provided in Section 6.7 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

5.2.       Transfer of Shares. The Shares shall be subject to the limitations on transfer as provided in Section 6.8 of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of proper evidence as may be reasonably required to show that the requested transfer is proper. Shares are subject to transfer restrictions, including a requirement that Shares may be transferred only to persons who meet the Trust's eligibility requirements set forth in its registration statement.

5.3.       Registered Shareholders. The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

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ARTICLE VI

AMENDMENT OF BYLAWS

6.1.      Amendment and Repeal of Bylaws. In accordance with Section 3.8 of the Declaration, the Trustees shall have the exclusive power to amend or repeal these Bylaws or adopt new Bylaws at any time. Action by the Trustees with respect to the Bylaws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt Bylaws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

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